Exhibit 4.2

HELMERICH & PAYNE, INC.

as Issuer

and

COMPUTERSHARE TRUST COMPANY, N.A. (AS SUCCESSOR TO WELLS FARGO BANK, NATIONAL ASSOCIATION)

as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of September 17, 2024

to

INDENTURE

Dated as of December 20, 2018

Providing for Issuance of

4.650% SENIOR NOTES DUE 2027

TABLE OF CONTENTS

Page

Article 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions	1
Section 1.02	Rules of Construction	5

Article 2
THE NOTES

Section 2.01	Creation and Form	5
Section 2.02	Execution and Authentication	5
Section 2.03	Issuance of Additional Notes	6

Article 3
REDEMPTION AND PURCHASE

Section 3.01	Redemption and Purchase	6
Section 3.02	Optional Redemption	6
Section 3.03	Conditional Redemption	7
Section 3.04	Special Mandatory Redemption	7

Article 4
COVENANTS

Section 4.01	Covenants	8
Section 4.02	Limitation on Liens	8
Section 4.03	Limitations on Sale and Lease-Back Transactions	10
Section 4.04	Reports	11
Section 4.05	Change of Control Offer	11

Article 5
SUPPLEMENTAL INDENTURES

Section 5.01	Amending Without Consent of Holders to Conform to the Description of Notes	12

Article 6
MISCELLANEOUS

Section 6.01	Third Supplemental Indenture Controls	13
Section 6.02	No Recourse Against Others	13
Section 6.03	Governing Law	13
Section 6.04	No Adverse Interpretation of Other Agreements	13
Section 6.05	Successors	13
Section 6.06	Severability	13
Section 6.07	Counterparts	13
Section 6.08	Force Majeure	14
Section 6.09	Table of Contents and Headings	14
Section 6.10	The Trustee	14

i

APPENDIX

APPENDIX	Rule 144A/Regulation S Appendix	Appendix - 1

EXHIBIT

EXHIBIT A	Form of Global Note	Exhibit A – 1

ii

This Third Supplemental Indenture, dated as of September 17, 2024 (this “Third Supplemental Indenture”), between Helmerich & Payne, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”), supplements and amends the Indenture, dated as of December 20, 2018 (the “Original Indenture,” and together with this Third Supplemental Indenture, the “Indenture”).

RECITATIONS OF THE COMPANY

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance of the Company’s senior debt securities to be issued in one or more series;

WHEREAS, Section 8.01 of the Original Indenture provides, among other things, that the Company and the Trustee may without the consent of Holders enter into indentures supplemental to the Original Indenture to, among other things, (a) add to, change or eliminate any of the provisions of the Original Indenture in respect of one or more series of Securities provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security outstanding and (b) establish the form or terms of Securities of any series as permitted by Section 2.01 and Section 2.02 of the Original Indenture;

WHEREAS, the Company desires to provide and has determined to authorize the issuance of (i) its 4.650% Senior Notes due 2027, and currently desires to issue Notes (defined below) in the aggregate amount of $350,000,000 (the Initial Notes, as such term is defined below), and (ii) if and when issued pursuant to a registered exchange offer for the Initial Notes or the filing of a shelf registration statement by the Company with the Securities and Exchange Commission (the “SEC”), the Company’s 4.650% Senior Notes due 2027 (the Exchange Notes, as such term is defined below, and together with the Initial Notes, the “Notes”), which for the avoidance of doubt, will constitute a single new series of Securities, and to set forth the form and terms thereof;

WHEREAS, the Company proposes in and by this Third Supplemental Indenture to supplement and amend the Original Indenture, but only insofar as it will apply to the Notes; and

WHEREAS, all action on the part of the Company necessary to authorize the creation and issuance of the Notes has been duly taken.

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

That, in order to establish the designation, form and terms of, and to authorize the authentication and delivery of the Notes, and in consideration of the acceptance of the Notes by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01          Definitions.

(a)            Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Original Indenture.

(b)            Section 1.01 of the Original Indenture is amended and supplemented, with respect to the Notes, by inserting or restating, as the case may be, in their appropriate alphabetical position, the following definitions:

“Additional Notes” means 4.650% Senior Notes due 2027 of the Company as may be originally issued from time to time after the Initial Issuance Date under the terms of the Indenture in addition to the Initial Notes and the Exchange Notes. The Additional Notes are “Additional Securities” within the meaning of the Indenture, and shall be subject to the further provisions of the Indenture with respect thereto.

“Change of Control” means the occurrence of any one of the following:

(a)            the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and the Subsidiaries taken as a whole to any “person” (as that term is used in Rule 13d-3 under the Exchange Act) other than to the Company or one or more of the Subsidiaries or a combination thereof or a person controlled by the Company or one or more of the Subsidiaries or a combination thereof; or

(b)            the consummation of any transaction (including without limitation, any merger, amalgamation or consolidation) the result of which is that any “person” (as that term is used in Rule 13d-3 under the Exchange Act) (other than any Subsidiary) becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares (excluding a redomestication of the Company).

Notwithstanding the preceding or any provision of Rule 13d-3 under the Exchange Act, a person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1)(A) the Company becomes a direct or indirect wholly owned Subsidiary of a holding company (which shall include a parent company) and (B) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as, and hold in substantially the same proportions as, the holders of the Company’s Voting Stock immediately prior to that transaction or (2) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the then-outstanding Voting Stock, measured by voting power rather than number of shares, of (A) a holding company (which shall include a parent company) of which the Company is a direct or indirect wholly owned subsidiary, (B) a person to whom all or substantially all of the assets of the Company and its Subsidiaries has been sold, leased, transferred, or otherwise conveyed, or (C) the surviving person in a merger, consolidation or combination of the Company.

“Change of Control Offer” has the meaning set forth in Section 4.05 of this Third Supplemental Indenture.

“Change of Control Price” has the meaning set forth in Section 4.05 of this Third Supplemental Indenture.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Exchange Notes” means (1) the 4.650% Senior Notes due 2027 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“Fitch” means Fitch Ratings Inc., or any successor thereof which is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.

“Initial Issuance Date” means September 17, 2024.

“Initial Notes” means (1) $350,000,000 aggregate principal amount of 4.650% Senior Notes due 2027 issued pursuant to the Indenture on the Initial Issuance Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); and the equivalent investment grade rating from any replacement Rating Agency or Agencies appointed by the Company.

“Joint Venture” means any partnership, corporation or other entity in which up to and including 50% of the partnership interests, outstanding Capital Stock or other equity interests is owned, directly or indirectly, by the Company and/or one or more Subsidiaries. A Joint Venture is not treated as a Subsidiary.

“KCA Deutag Acquisition” means the acquisition by the Purchaser of the entire share capital of KCA Deutag International Limited, a private company limited by shares incorporated in Jersey (“KCA Deutag”), from the Majority Sellers and all other shareholders of KCA Deutag pursuant to the Purchase Agreement.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, or any successor thereof which is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.

“Purchase Agreement” means the Sale and Purchase Agreement, dated as of July 25, 2024, by and among the Company, the majority sellers named therein (the “Majority Sellers”), the management seller named therein, Ocorian Limited, a private company limited by shares incorporated in Jersey, HP Global Holdings Limited, a private company limited by shares incorporated in Jersey and a wholly owned subsidiary of the Company (the “Purchaser”), and, for certain purposes set forth therein, KCA Deutag, as it may be amended from time to time.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available, the Company will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.

“Ratings Event” means the ratings of the Notes are downgraded by one or more gradations (including gradations within ratings categories as well as between rating categories) and immediately following such downgrading, the Notes are rated below Investment Grade by any two Rating Agencies, on any date during the period commencing upon the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by the Company of the occurrence of any Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control; provided, however, that a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not constitute a Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s or the Trustee’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of such reduction in rating); provided, further, that no Change of Control Triggering Event shall occur if following such downgrade, the ratings of the Notes by two or more Rating Agencies are equal to or better than their respective ratings on the date hereof.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor thereof which is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.

“Special Interest” means all Special Interest then owing pursuant to Section 4 of the Registration Rights Agreement referred to in clause (1) of the definition of “Registration Rights Agreement” in the Appendix. Unless the context indicates otherwise, all references to “interest” in the Indenture or the Notes shall be deemed to include any Special Interest to the extent then applicable.

“Special Mandatory Redemption” has the meaning specified in Section 3.04 of this Third Supplemental Indenture.

“Special Mandatory Redemption Date” has the meaning specified in Section 3.04 of this Third Supplemental Indenture.

“Special Mandatory Redemption Outside Date” has the meaning specified in Section 3.04 of this Third Supplemental Indenture.

“Special Mandatory Redemption Price” has the meaning specified in Section 3.04 of this Third Supplemental Indenture.

“Special Mandatory Redemption Trigger Date” has the meaning specified in Section 3.04 of this Third Supplemental Indenture.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted each Business Day by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semiannual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. The Company will, prior to such Redemption Date, deliver to the Trustee an Officers’ Certificate setting forth the Treasury Rate and showing the calculation of such in reasonable detail. The Trustee shall have no duty to verify the Company’s calculation of the Treasury Rate.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Other Definitions.

Term	Defined in Section
“Alternate Offer”	Section 4.05(e)
“Change of Control Offer”	Section 4.05(a)
“Change of Control Payment Date”	Section 4.05(a)
“Change of Control Price”	Section 4.05
“Signature Law”	Section 6.07

Section 1.02          Rules of Construction.

Unless the context otherwise requires: (1) a term has the meaning assigned to it; (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP; (3) “or” is not exclusive; (4) words in the singular include the plural, and in the plural include the singular; (5) words implying any gender shall apply to all genders; (6) the term “merger” includes an amalgamation, a statutory compulsory share exchange or a conversion of a corporation into a limited liability company, a partnership or other entity and vice versa; and (7) provisions apply to successive events and transactions. All references in this Third Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Third Supplemental Indenture; and the term “herein,” “hereof,” “hereunder” and any other word of similar import refers to this Third Supplemental Indenture.

Article 2
THE NOTES

Section 2.01          Creation and Form.

Pursuant to Sections 2.01 and 2.02 of the Original Indenture, there is hereby created a new series of Securities designated as the Company’s “4.650% Senior Notes due 2027.” The Notes shall be subject to the provisions of the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”), shall be substantially in the form specified in Exhibit A to this Third Supplemental Indenture, shall have the terms set forth therein and shall be entitled to the benefits of the other provisions of the Original Indenture as modified by this Third Supplemental Indenture and specified herein.

Section 2.02          Execution and Authentication.

On the Initial Issuance Date, the Trustee shall authenticate and deliver (i) up to $350,000,000 of Initial Notes, (ii) at any time and from time to time thereafter, the Trustee shall authenticate and deliver Additional Notes for original issue, and (iii) shall issue Exchange Notes in an exchange for Initial Notes pursuant to a Registration Rights Agreement (as defined in the Appendix), in each case upon the Trustee’s receipt of an Issuer Order in accordance with Section 2.03 of the Original Indenture. Such Issuer Order shall specify the amount of the Notes to be authenticated and the date on which the issue of Notes is to be authenticated and either detail or attach the information from Section 2.02 and, in the case of an issuance of Additional Notes pursuant to Section 2.03 of this Third Supplemental Indenture after the Initial Issuance Date, shall certify that such issuance is in compliance with such Section 2.03 hereof. The Notes shall be issued initially in the form of Global Securities, for which The Depository Trust Company shall act as Depositary. Notes in the form of Global Securities shall bear the legends set forth on the form of Note attached hereto and such other legends as may be specified in the Appendix. The Notes may be guaranteed by Subsidiaries as provided in Article IX of the Original Indenture in the future.

Section 2.03          Issuance of Additional Notes.

After the Initial Issuance Date, the Company shall be entitled to issue Additional Notes under the Indenture which shall have identical terms as the Notes issued on the Initial Issuance Date, other than with respect to the size, issue date, issue price and first interest payment; provided that if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, then they must be issued with a different CUSIP number. The Notes issued on the Initial Issuance Date and any Additional Notes under the Indenture shall be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions.

With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors of the Company and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a)            the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture;

(b)            the issue date, the issue price and the CUSIP number of such Additional Notes; provided, however, that if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, then they must be issued with a different CUSIP number;

(c)            the date from which interest shall accrue on such Additional Notes; and

(d)            the other statements required by Section 2.02 of the Original Indenture.

In addition to the foregoing, the Company shall deliver to the Trustee an Issuer Order as described in Section 2.02, an Opinion of Counsel as to enforceability of the Additional Notes, together with an Opinion of Counsel that all conditions precedent to the issuance and authentication of the Additional Notes have been satisfied.

Article 3
REDEMPTION AND PURCHASE

Section 3.01          Redemption and Purchase.

The Notes shall be subject to redemption by the Company pursuant to the provisions of Article X of the Original Indenture and this Article 3 and Section 4.05(d).

Section 3.02          Optional Redemption.

(a)            Prior to November 1, 2027 (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)            (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to, but not including, the Redemption Date; and

(ii)            100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the Redemption Date.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible for calculating the Redemption Price or any component thereof.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

The Company also may from time to time purchase Notes in tender offers, open market purchases or negotiated transactions without prior notice to the holders of the Notes.

(b)            On or after the Par Call Date, the Company may redeem the Notes in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

Section 3.03          Conditional Redemption.

Any redemption of Notes or notice thereof may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, completion of a corporate transaction, consummation of a financing transaction or equity issuance, the proceeds of which are used to fund such redemption, or other event. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Company’s sole discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date as so delayed, and/or that such notice may be rescinded at any time by the Company if the Company determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). If any Redemption Date shall be delayed as contemplated by this Section 3.03 and the terms of the applicable notice of redemption, such Redemption Date as so delayed may occur at any time after the original Redemption Date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original Redemption Date or more than 60 days after the date of the applicable notice of redemption. The Company shall provide written notice of the delay of such Redemption Date or the rescission of such notice of redemption (and rescission and cancellation of the redemption of the Notes) to the Trustee no later than 10:00 a.m. Eastern Time (subject to DTC procedures) on the Redemption Date or the Redemption Date as so delayed that all conditions to the redemption have been satisfied or if any such redemption has been rescinded or delayed. Upon receipt of such notice of delay of such Redemption Date or rescission of such notice of redemption, such Redemption Date shall be automatically delayed or such notice of redemption shall be automatically rescinded, as applicable, and the redemption of the Notes shall be automatically delayed or rescinded and cancelled, as applicable, as provided in such notice. In addition, the Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

Section 3.04          Special Mandatory Redemption.

If (i) the consummation of the KCA Deutag Acquisition does not occur on or before the later of (x) October 25, 2025 and (y) such date to which the Company may agree to extend the “Long Stop Date” under the Purchase Agreement (the “Special Mandatory Redemption Outside Date”), (ii) prior to the Special Mandatory Redemption Outside Date, the Purchase Agreement is terminated without the consummation of the KCA Deutag Acquisition or (iii) the Company otherwise notifies the Trustee that it will not pursue the consummation of the KCA Deutag Acquisition (the earlier of the date of delivery of such notice described in clause (iii), the Special Mandatory Redemption Outside Date and the date the Purchase Agreement is terminated without consummation of the KCA Deutag Acquisition (the “Special Mandatory Redemption Trigger Date”)), the Company will be required to redeem the Notes then outstanding (such redemption, the “Special Mandatory Redemption”), at a special mandatory redemption price equal to 101% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”).

In the event that the Company becomes obligated to redeem the Notes pursuant to the Special Mandatory Redemption, it will promptly, and in any event not more than ten Business Days after the Special Mandatory Redemption Trigger Date, cause notice to be delivered electronically or mailed to each holder of the Notes at its registered address (such date of notification to the holders, the “redemption notice date”). The notice will inform holders that the Notes will be redeemed no earlier than the third Business Day and no later than 30 days following the redemption notice date (the “Special Mandatory Redemption Date”) and that all of the outstanding Notes to be redeemed will be redeemed at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date automatically and without any further action by the holders of the Notes. No later than 10:00 a.m., New York City time, on the Special Mandatory Redemption Date, the Company will deposit with the Trustee funds sufficient to pay the Special Mandatory Redemption Price. Unless the Company defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Notes to be redeemed.

Upon the occurrence of the closing of the KCA Deutag Acquisition, this Section 3.04 shall terminate and cease to be of no further force or effect.

Article 4
COVENANTS

Section 4.01          Covenants.

The Company shall be subject to the covenants pursuant to the provisions of Article III of the Original Indenture and this Article 4.

Section 4.02          Limitation on Liens.

(a)            So long as any Notes are outstanding, the Company will not, nor will it permit any Subsidiary to, issue, assume or guarantee any Debt, if such Debt is secured by a mortgage upon any properties of the Company or any Subsidiary or upon any securities or Debt of any Subsidiary (whether such properties, securities or Debt is now owned or hereafter acquired) without in any such case effectively providing that the Notes shall be secured equally and ratably with (or prior to) such Debt, except that the foregoing restrictions shall not apply to:

(i)            mortgages on any property acquired (and related contracts, intangibles and other assets incidental thereto or arising therefrom (including improvements and accessions thereto and replacements or proceeds thereof)), constructed, developed, operated, altered, repaired or improved by the Company or any Subsidiary (or mortgages on the securities of, or equity interests in, a special purpose Subsidiary which holds no material assets other than the property being acquired, constructed, developed, operated, altered, repaired or improved) after the date of the Indenture which are created within 360 days after such acquisition (or in the case of property constructed, developed, operated, altered, repaired or improved, after the completion and commencement of commercial operation of such property, whichever is later), to secure or provide for all or any part of the payment of the purchase price or cost thereof (including to secure indebtedness to finance all or any part of such purchase price or cost); provided that in the case of such construction, development, operation, alteration, repair or improvement, the mortgages shall not apply to any property owned by the Company or any Subsidiary before such construction, development, operation, alteration, repair or improvement other than (1) unimproved real property on which the property so constructed, or the development, operation, alteration, repair or improvement, is located or (2) personal property which is so improved (and related contracts, intangibles and other assets incidental thereto or arising therefrom (including improvements and accessions thereto and replacements or proceeds thereof));

(ii)           (1) mortgages existing on the Initial Issuance Date, (2) existing mortgages on property acquired (including mortgages on any property acquired from a person which is consolidated with or merged with or into the Company or a Subsidiary) or (3) mortgages outstanding at the time any corporation, partnership or other entity becomes a Subsidiary or is consolidated with or merged with or into the Company or a Subsidiary, including mortgages on the securities of, or equity interests in, such corporation, partnership or other entity; provided that in the case of (3) such mortgages shall only apply to property owned by, or securities of or equity interests in, such corporation, partnership or other entity at the time it becomes a Subsidiary or that is acquired thereafter other than from the Company or another Subsidiary;

(iii)          mortgages in favor of the Company or any Subsidiary;

(iv)          mortgages in favor of domestic or foreign governmental bodies to secure advances or other payments or performance pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing, developing, operating, altering, repairing or improving the property subject to such mortgages (and related contracts, intangibles and other assets incidental thereto or arising therefrom (including improvements and accessions thereto and replacements or proceeds thereof)), including mortgages to secure Debt of the pollution control or industrial revenue bond type;

(v)           mortgages consisting of pledges or deposits by the Company or any Subsidiary under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Subsidiary is a party, or deposits to secure public or statutory obligations or regulatory obligations of the Company or any Subsidiary or deposits of cash or United States of America government bonds to secure surety or appeal bonds to which it is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(vi)          mortgages imposed by law, including materialmen’s, carriers’, warehousemen’s, repairman’s, builders’, workmen’s, landlords’ and mechanics’ liens, in each case for sums not overdue for a period of more than 45 days or being contested in good faith by appropriate proceedings;

(vii)        mortgages for taxes, assessments or other governmental charges that are not yet delinquent or which are being contested in good faith by appropriate proceedings or which thereafter can be paid without penalty;

(viii)        mortgages in favor of issuers of surety or performance and return of money bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of the Company or any Subsidiary in the ordinary course of its business;

(ix)           mortgages consisting of encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines, roads, pipe lines, water mains and other similar purposes, or mortgages consisting of zoning or other restrictions as to the use of real properties or mortgages incidental to the conduct of the business of the Company or a Subsidiary or to the ownership of its properties which do not materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or a Subsidiary;

(x)            mortgages arising by virtue of any statutory or common law provisions or included in any customary deposit account agreements or related or similar documentation relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution;

(xi)           mortgages on the stock, partnership or other equity interest in any Joint Venture of the Company or any of its Subsidiaries, or in any Subsidiary of the Company that owns an equity interest in a Joint Venture of the Company to secure Debt contributed and/or advanced solely to that Joint Venture;

(xii)          mortgages on insurance policies and the proceeds thereof incurred in connection with the financing of insurance premiums;

(xiii)         any mortgage over goods (or any documents relating thereto) arising either in favor of a bank issuing a form of documentary credit in connection with the purchase of such goods or by way of retention of title by the supplier of such goods where such goods are supplied on credit, subject to such retention of title, and in both cases where such goods are acquired in the ordinary course of business;

(xiv)        mortgages in favor of a seller on any segregated cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any executed letter of intent or purchase agreement for a purchase of property or assets not prohibited by the indenture;

(xv)         any mortgage on the funds and accounts securing any Debt of the Company or any Subsidiary pursuant to customary escrow arrangements pending the release thereof, or pursuant to customary discharge, redemption or defeasance provisions; or

(xvi)        any extension, renewal, substitution, refinancing or replacement (or successive extensions, renewals, substitutions, refinancings or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (a) through (o), inclusive; provided that (1) such extension, renewal, substitution, refinancing or replacement mortgage shall not extend beyond the property or assets that secured or were of the type that secured the mortgage extended, renewed, substituted, refinanced or replaced, plus improvements, accessions to and replacements or proceeds thereof on such property or assets, unless otherwise permitted by this covenant, and (2) the Debt secured by such mortgage is not greater in principal amount than the Debt secured by the mortgage extended, renewed, substituted, refinanced or replaced plus the amount of fees and expenses and any prepayment premiums or breakage costs incurred in connection therewith.

(b)            In addition to the foregoing exceptions to the limitations set forth in Section 4.02(a), the Company and any Subsidiary may, without securing the Notes, issue, assume or guarantee Debt secured by a mortgage that, taken together with certain Attributable Debt described in the following sentence, does not in the aggregate exceed 15.0% of Consolidated Net Tangible Assets determined at the time of incurrence. The Attributable Debt to be aggregated for purposes of this exception is all Attributable Debt in respect of Sale and Lease-Back Transactions of the Company and its Subsidiaries under the exception in clause (2) of Section 4.03(e) existing at such time.

Section 4.03          Limitations on Sale and Lease-Back Transactions. So long as any Notes are outstanding, the Company will not, nor will it permit any Subsidiary to, enter into any Sale and Lease-Back Transaction, other than any Sale and Lease-Back Transaction:

(a)            entered into within 360 days of the later of the acquisition, construction, development, operation, alteration, repair, improvement or placing into service of the property subject thereto by the Company or such Subsidiary;

(b)            involving a lease of less than five years;

(c)            entered into in connection with an industrial revenue bond or pollution control financing;

(d)            between or among the Company and/or one or more Subsidiaries;

(e)            as to which the Company or such Subsidiary would be entitled to incur Debt secured by a mortgage on the property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction without equally and ratably securing the Notes (1) under clauses (i) through (xvi) of Section 4.02(a) or (2) under Section 4.02(b); or

(f)             as to which the Company will apply an amount equal to the net proceeds from the sale of the property so leased to (1) the retirement (other than any mandatory retirement), within 360 days of the effective date of any such Sale and Lease-Back Transaction, of Notes or of Funded Debt of the Company or a Subsidiary or (2) the acquisition, construction, development, operation, alteration, repair or improvement of other property, provided that such property is owned by the Company or a Subsidiary free and clear of all mortgages.

Section 4.04          Reports.

The Company covenants to furnish to the Trustee, within 15 days after the Company files the same with the SEC, copies of the annual reports and of the information, documents and other reports that the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act; provided, however, that the Company will be deemed to have furnished such reports to the Trustee if they have filed such reports with the SEC using the EDGAR filing system (or any successor thereto) and such reports are publicly available.

At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and the Notes are not freely transferrable under the Securities Act, upon the request of a Holder of the Notes, the Company will promptly furnish or cause to be furnished the information specified under Rule 144A(d)(4) of the Securities Act to such Holder, or to a prospective purchaser of a Note designated by such Holder, in order to permit compliance with Rule 144A under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s or any other Person’s compliance with any of the covenants under the Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no duty or obligation whatsoever to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other Person’s compliance with any of the covenants described herein or to determine whether such reports, information or documents have been posted on any website or other online data system or filed with the SEC through EDGAR (or other applicable system), to examine such reports, information, documents and other reports to ensure compliance with the provisions of the Indenture, to ascertain the correctness or otherwise of the information or the statements contained therein or to participate in any conference calls.

Section 4.05          Change of Control Offer.

Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes will have the right to require the Company to purchase all or any part (equal to a minimum of $2,000 or an integral multiple of $1,000 in excess thereof) of the Holder’s Notes at a purchase price in cash equal to 101% (the “Change of Control Price”) of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), except to the extent that the Company has exercised its right to redeem the Notes as described under Section 3.02 or as otherwise set forth in this section.

(a)            Within 60 days following the date upon which the Change of Control Triggering Event has occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the transaction that constitutes or may constitute the Change of Control, except to the extent that the Company has exercised its right to redeem the Notes as described under Section 3.02 or as otherwise set forth in this section, the Company will send a notice (a “Change of Control Offer”) to each holder of Notes with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer, stating:

(i)            that a Change of Control Triggering Event with respect to Notes has occurred and that such holder has the right to require the Company to purchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant Interest Payment Date);

(ii)           the circumstances regarding such Change of Control Triggering Event;

(iii)          the purchase date (which shall be (i) no earlier than 30 days nor later than 60 days from the date such notice is sent, if sent after consummation of the Change of Control and (ii) on the date of the Change of Control, if sent prior to consummation of the Change of Control, in each case, other than as may be required by law) (such date, the “Change of Control Payment Date”); and

(iv)          the instructions that a holder must follow in order to have its Notes purchased.

(b)            Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent and DTC, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(c)            The Company may make a Change of Control Offer in advance of a Change of Control and the Change of Control Payment Date, and the Company’s Change of Control Offer may be conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(d)            If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw the Notes in a Change of Control Offer, Alternate Offer or any other tender offer and the Company (or any third party making a Change of Control Offer, Alternate Offer or other tender offer in lieu of the Company, as described below) purchases all of the Notes validly tendered and not withdrawn by such Holders pursuant to such Change of Control Offer, Alternate Offer or other tender offer, as applicable, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 10 days following such purchase pursuant to the Change of Control Offer, Alternate Offer or other tender offer described above, as the case may be, to redeem all Notes that remain outstanding following such purchase at a Redemption Price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest on the relevant Interest Payment Date). Any such redemption pursuant to this Section 4.05(d) shall be made in accordance with Article X of the Original Indenture.

(e)            The Company will not be required to make a Change of Control Offer if (1) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer or (2) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Price and purchases all Notes properly tendered in accordance with the terms of such Alternate Offer.

(f)             The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer.

(g)            The Holders of a majority in principal amount of the outstanding Notes may, on behalf of the holders of all Notes, in accordance with Section 8.02 of the Original Indenture, amend or waive the right of the Holders to require the Company to purchase all or any part of each holder’s Notes as a consequence of a Change of Control Triggering Event.

Article 5
SUPPLEMENTAL INDENTURES

Section 5.01          Amending Without Consent of Holders to Conform to the Description of Notes.

With respect to the Notes, in addition to the circumstances described in Section 8.01 of the Original Indenture, the Company and the Trustee may amend or supplement the Indenture as it relates to the Notes without the consent of any Holder of outstanding Notes to conform the text of the Indenture or the Notes to the “Description of the Notes” set forth in the offering memorandum of the Company, dated September 10, 2024, relating to the initial offering of the Notes.

Article 6
MISCELLANEOUS

Section 6.01          Third Supplemental Indenture Controls.

To the extent that there is any conflict or inconsistency between the Original Indenture and this Third Supplemental Indenture, the provisions of this Third Supplemental Indenture shall control.

Section 6.02          No Recourse Against Others.

A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 6.03          Governing Law.

This Third Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 6.04          No Adverse Interpretation of Other Agreements.

This Third Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret the Indenture.

Section 6.05          Successors.

All agreements of the Company in the Indenture and the Securities shall bind its successor. All agreements of the Trustee in the Indenture shall bind its successor.

Section 6.06          Severability.

In case any provision in this Third Supplemental Indenture, Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.07          Counterparts.

This Third Supplemental Indenture shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) in the case of this Third Supplemental Indenture and any certificate, agreement or other document to be signed in connection with this Third Supplemental Indenture and the transactions contemplated hereby, other than any Notes, any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature (except in the case of any Notes) or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature (except in the case of any Notes), of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes. Notwithstanding the foregoing, original manual signatures shall be used for authentication by the Trustee of any Notes, and execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 6.08          Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, (i) any act or provision of present or future law or regulation or governmental authority, (ii) labor disputes, strikes or work stoppages, (iii) accidents, (iv) acts of war or terrorism, (v) civil or military disturbances, (vi) nuclear or natural catastrophes or acts of God, (vii) epidemics or pandemics, (viii) disease, (ix) quarantine, (x) national emergency, (xi) interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, (xii) communications system failure, (xiii) malware or ransomware, (xiv) the unavailability of the Federal Reserve Bank wire, telex or other communication or wire facility, or (xv) unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 6.09          Table of Contents and Headings.

The Table of Contents and headings of the Articles and Sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 6.10          The Trustee.

The recitals contained herein shall be taken as statements of the Company, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Third Supplemental Indenture and perform its obligations hereunder. This Third Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Original Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

Company:

HELMERICH & PAYNE, INC.

By:	/s/ J. Kevin Vann
	Name:	J. Kevin Vann
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

Trustee:

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Corey J. Dahlstrand
Name:	Corey J. Dahlstrand
Title:	Vice President

[Signature Page to Third Supplemental Indenture]

RULE 144A/REGULATION S APPENDIX

Article 1
PROVISIONS RELATING TO INITIAL NOTES AND EXCHANGE NOTES

Section 1.01          Definitions

(a)            Definitions. For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Exchange Notes” means (1) the 4.650% Senior Notes due 2027 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“IAI” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Initial Notes” means (1) $350,000,000 aggregate principal amount of the Company’s 4.650% Senior Notes due 2027 issued pursuant to the Indenture on the Initial Issuance Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Notes” means the Initial Notes, the Additional Notes, if any, and the Exchange Notes, treated as a single class.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Notes Purchase Agreement” means (1) with respect to the Initial Notes issued on the Initial Issuance Date, the purchase agreement dated September 10, 2024 among the Company and the Initial Purchasers named therein, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreement” means (1) with respect to the Initial Notes issued on the Initial Issuance Date, the Registration Rights Agreement dated September 17, 2024 among the Company and the Initial Purchasers named therein and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Notes under the related Notes Purchase Agreement.

“Shelf Registration Statement” means a “shelf” registration statement of the Company filed with the SEC pursuant to a Registration Rights Agreement and providing for the sales of Notes.

“Transfer Restricted Securities” means Notes that bear or are required to bear the legend set forth in Section 2.03(b) hereof.

Appendix-1

Section 1.02          Other Definitions.

Term	Defined in Section
“Agent Members”	2.01(b)
“Distribution Compliance Period”	2.01(b)
“Global Notes”	2.01(a)
“IAI Notes”	2.01(a)
“Regulation S”	2.01(a)
“Regulation S Notes”	2.01(a)
“Restricted Global Note”	2.01(a)
“Rule 144A”	2.01(a)
“Rule 144A Notes”	2.01(a)

Article 2
THE NOTES

Section 2.01

(a)            Form and Dating. Initial Notes offered and sold to (i) QIBs in reliance on Rule 144A (“Rule 144A Notes”) under the Securities Act (“Rule 144A”) or in reliance on Regulation S (“Regulation S Notes”) under the Securities Act (“Regulation S”), and (ii) IAIs in reliance on an exemption from the registration requirements of the Securities Act other than Rule 144A (“IAI Notes”), in each case as provided in a Notes Purchase Agreement, shall be issued initially in the form of one or more permanent Notes in definitive, fully registered form without interest coupons with the Notes legend and restricted Notes legend set forth in Exhibit A to this Third Supplemental Indenture (each, a “Restricted Global Note”), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Beneficial interests in a Restricted Global Note representing Initial Notes sold in reliance on either Rule 144A or Regulation S may be held through Euroclear or Clearstream, as indirect participants in the Depository. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. Additional Notes or other Notes (including Exchange Notes), in each case that are not Transfer Restricted Notes, shall be issued in global form (with the global Notes legend set forth in Exhibit A) or in certificated form as provided in the Indenture. Notes issued in global form and Restricted Global Notes are sometimes referred to in this Appendix as “Global Notes.” The Global Notes are “Global Securities” within the meaning of the Indenture, and shall be subject to the further provisions of the Indenture with respect thereto.

(b)            Book-Entry Provisions. This Section 2.01(b) shall apply only to a Global Note deposited with or on behalf of the Depository. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b) and the Indenture, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository. If such Global Notes are Restricted Global Notes, then separate Global Notes shall be issued to represent Rule 144A Notes, Regulation S Notes and IAI Notes so long as required by law or the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

Appendix-2

Until the 40th day after the later of the commencement of the offering of any Initial Notes and the original issue date of such Initial Notes (such period, the “Distribution Compliance Period”), a beneficial interest in a Restricted Global Note representing Regulation S Notes may be transferred to a Person who takes delivery in the form of an interest in a Restricted Global Note representing Rule 144A Notes only if the transferor first delivers to the Trustee a written certificate (in the form provided in the form of Note in Exhibit A) to the effect that such transfer is being made to a Person who the transferor reasonably believes is purchasing for its own account or accounts as to which it exercises sole investment discretion and that such Person is a QIB, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. After the expiration of the Distribution Compliance Period, such certification requirements shall not apply to such transfers of beneficial interests in a Restricted Global Note representing Regulation S Notes.

Beneficial interests in a Restricted Global Note representing Rule 144A Notes may be transferred to a Person who takes delivery in the form of an interest in a Restricted Global Note representing Regulation S Notes, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the form of Note in Exhibit A) to the effect that such transfer is being made in accordance with Rule 904 of Regulation S or Rule 144 (if available).

(c)            Certificated Notes. Except as provided in the Indenture, owners of beneficial interests in Restricted Global Notes shall not be entitled to receive physical delivery of certificated Notes. Certificated Notes shall not be exchangeable for beneficial interests in Global Notes.

Section 2.02          Authentication. The Trustee shall authenticate and deliver Notes as provided in the Indenture.

Section 2.03          Transfer and Exchange.

(a)            Transfer and Exchange of Global Notes.

(1)           The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(2)           Notwithstanding any other provisions of this Appendix, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(3)           In the event that a Restricted Global Note is exchanged for Notes in certificated form pursuant to the Indenture, prior to the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.03 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

Appendix-3

(b)            Restricted Notes Legend.

(1)           Except as permitted by the following paragraphs (2) and (3), each Note certificate evidencing the Restricted Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

(2)           Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Restricted Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(3)           After a transfer of any Initial Note pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Note, all requirements pertaining to legends on such Initial Note will cease to apply, any requirement that any such Initial Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or an Initial Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Note upon exchange of such transferring Holder’s certificated Initial Note or directions to transfer such Holder’s interest in the Global Note, as applicable.

(c)            Exchange of Initial Notes for Exchange Notes. The Initial Notes may be exchanged for Exchange Notes pursuant to the terms of the Registered Exchange Offer. The Trustee shall make the exchange as follows:

(1)           The Company shall present the Trustee with an Officers’ Certificate certifying the following:

(A)          upon issuance of the Exchange Notes, the transactions contemplated by the Registered Exchange Offer have been consummated; and

(B)          the principal amount of Initial Notes properly tendered in the Registered Exchange Offer that are represented by a Global Note or by Global Notes and the principal amount of Initial Notes properly tendered in the Registered Exchange Offer that are represented by individual Initial Notes, the name of each Holder of such individual Initial Notes, the principal amount properly tendered in the Registered Exchange Offer by each such Holder and the name and address to which individual Registered Exchange Notes shall be registered and sent for each such Holder.

The Trustee, upon receipt of (i) such Officers’ Certificate, (ii) an Opinion of Counsel to the Company addressed to the Trustee of the Notes to the effect that the Exchange Notes have been registered under Section 5 of the Securities Act, and the Indenture has been qualified under the Trust Indenture Act and (iii) an Issuer Order, shall authenticate a Global Note or Global Notes for Exchange Notes in aggregate principal amount equal to the aggregate principal amount of Initial Notes represented by a Global Note or by Global Notes indicated in such Officers’ Certificate as having been properly tendered.

If the principal amount of the Global Note or Global Notes for the Exchange Notes is less than the principal amount of the Global Note or Global Notes for the Initial Notes, the Trustee shall make an endorsement on such Global Note or Global Notes for Initial Notes indicating a reduction in the principal amount represented thereby.

Appendix-4

EXHIBIT A

FACE OF 2027 NOTE

[GLOBAL SECURITY LEGEND]

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.1

1        These paragraphs should be included only if the Security is a Global Security

Exhibit A-1

[RESTRICTED NOTES LEGEND]

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.2

2        These paragraphs should be included only if the Security is a Restricted Global Note.

Exhibit A-2

HELMERICH & PAYNE, INC.

4.650% SENIOR NOTE DUE 2027

No.

CUSIP No.______________________	$____________________

ISIN No.______________________

Helmerich & Payne, Inc., a Delaware corporation (the “Company”), for value received promises to pay to ____________________, or registered assigns, the principal sum of ____________________ Dollars [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Interests in the Global Securities on the other side of this Note]3 on December 1, 2027.

Interest Payment Dates: June 1 and December 1, commencing June 1, 2025

Record Dates: May 15 and November 15

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

3        To be included only if the Note is a Global Security.

[Signature Page Follows]

Exhibit A-3

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

HELMERICH & PAYNE, INC.

By:
Name:
Title:

Dated:

Certificate of Authentication:

This is one of
the Notes referred to in the within-
mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

Exhibit A-4

REVERSE OF NOTE

HELMERICH & PAYNE, INC.

4.650% SENIOR NOTE DUE 2027

This Security is one of a duly authorized issue of 4.650% Senior Notes due 2027 (the “Notes”) of Helmerich & Payne, Inc., a Delaware corporation (the “Company”), issued under the Indenture referred to herein.

1.              Interest. The Company promises to pay interest on the unpaid principal amount of this Note at a rate of 4.650% per annum. [In addition, the Company will pay Special Interest if and to the extent required by the Registration Rights Agreement, dated as of September 17, 2024, among the Company and the other parties named on the signature pages thereof.]4 The Company will pay interest semi-annually on June 1 and December 1 of each year (each an “Interest Payment Date”), beginning June 1, 2025, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on this Note will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from September 17, 2024; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Further, to the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and interest (without regard to any applicable grace period), at the same rate. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.              Method of Payment. The Company will pay interest on this Note (except defaulted interest) to the Persons who are registered Holders of this Note at the close of business on the record date next preceding the Interest Payment Date, even if this Note is canceled after such record date and on or before such Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect payments of principal. The Company will pay the principal of and interest on this Note in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Security (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal and interest) at the Corporate Trust Office of the Trustee or at the office or agency of the Paying Agent maintained for such purpose in The City of New York or, at its option, by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security of not less than $1,000,000 aggregate principal amount of Securities will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.              Ranking and Guarantees. This Note is a senior unsecured obligation of the Company, and may in the future be guaranteed by Subsidiaries of the Company as provided in the Indenture (a “Guarantee”). A Guarantee may be released in accordance with the terms of the Indenture. References herein to the Indenture or the Securities shall be deemed also to refer to the Guarantees, if any, set forth in the Indenture except where the context otherwise requires.

4.              Optional Redemption; Special Mandatory Redemption; Purchases upon Change of Control Triggering Event.

(a)            Prior to November 1, 2027 (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to, but not including, the Redemption Date; and (ii) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the Redemption Date.

4        To be included for Initial Notes

Exhibit A-5

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible for calculating the Redemption Price or any component thereof.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

The Company also may from time to time purchase Notes in tender offers, open market purchases or negotiated transactions without prior notice to the holders of the Notes.

On or after the Par Call Date, the Company may redeem the Notes in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

The Notes may also be redeemed in certain circumstances described in Section 4.05(d) of the Third Supplemental Indenture.

(b)            Upon the occurrence of a Change of Control Triggering Event, each holder of Notes will have the right to require the Company to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), subject to the limitations set forth in the Indenture.

(c)            The Notes are subject to redemption pursuant to Section 3.04 of the Third Supplemental Indenture.

5.              Paying Agent and Registrar. Initially, Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of the Company’s Subsidiaries may act in any such capacity.

6.              Indenture. The Company issued this Note under an Indenture dated as of December 20, 2018 (the “Original Indenture”) and the Third Supplemental Indenture thereto dated as of September 17, 2024 (the “Third Supplemental Indenture”, together with the Original Indenture and as amended, supplemented or otherwise modified from time to time, the “Indenture”) between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association) (the “Trustee”). The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). This Note is subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling (to the extent permitted by law). The Company initially has issued $350,000,000 aggregate principal amount of Notes. The Company may issue Additional Notes of the same series as this Note under the Indenture, provided that if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, then they must be issued with a different CUSIP number. Capitalized terms used but not defined in this Security have the respective meanings given to such terms in the Indenture.

7.              Denominations, Transfer, Exchange. The Securities are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of this Security may be registered and this Security may be exchanged only as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith. The Registrar need not exchange or register the transfer of this Security during the period between a record date and the corresponding Interest Payment Date.

Exhibit A-6

8.              Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

9.              Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or this Security may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, and compliance in a particular instance by the Company with any provision of the Indenture with respect to the Notes may be waived (other than certain provisions, including any continuing Default or Event of Default in the payment of the principal of or interest on the Notes) by the Holders of a majority in aggregate principal amount of the Notes then outstanding in accordance with the terms of Section 8.02 of the Indenture. Without the consent of any Holder, the Company and the Trustee may amend or supplement this Security as provided in Section 8.01 of the Indenture.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of this Note as of a record date fixed by the Company in accordance with the terms of the Indenture.

10.            Defaults and Remedies. If an Event of Default (other than certain Events of Default relating to bankruptcy events as provided in the Indenture) occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal amount of the Notes to be due and payable immediately. If any Event of Default relating to bankruptcy events as provided in the Indenture occurs, the principal amount of the Notes will be automatically due and payable immediately. However, any time after an acceleration with respect to the Notes has occurred, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of outstanding Notes may, under some circumstances, rescind and annul such acceleration. The majority-holders, however, may not annul or waive a continuing default in payment of principal of, premium, if any, or interest on the Notes.

11.            No Recourse Against Others. A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

12.            Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that this Note has been authenticated under the Indenture.

13.            CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on this Note as a convenience to the Holders of this Note. No representation is made as to the correctness of such number either as printed on this Note or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on this Note.

14.            Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

15.            [Additional Rights of Holders of Restricted Global Securities and Restricted Definitive Securities. In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities will have the rights set forth in the Registration Rights Agreement, dated as of September 17, 2024, among the Company and the other parties named on the signature pages thereof.]5

5        Delete for Exchange Note

Exhibit A-7

16.            Governing Law. The Indenture and this Note shall be governed by and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to it at:

Helmerich & Payne, Inc.
222 North Detroit Avenue
Tulsa, Oklahoma 74120
Attention: Chief Legal Officer
E-mail: investor.relations@hpinc.com

Exhibit A-8

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _______________ as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:      _________________________________________________________

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

(Participant in a Recognized Signature Guaranty Medallion Program)

Exhibit A-9

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY6

The following increases or decreases in the principal amount of this Global Security have been made:

Date of Transaction	Amount of Decrease in Principal Amount of Global Security	Amount of Increase in Principal Amount of Global Security	Principal Amount of Global Security Following Such Decrease (or Increase)	Signature of Authorized Signatory, Trustee or Securities Custodian

6        This Schedule should be included only if the Note is a Global Security.

Exhibit A-10

Option of Holder to Elect Purchase

If you want to elect to have this Security purchased by the Company pursuant to Section 4.05 of the Third Supplemental Indenture, check the box below:

☐

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.05 of the Third Supplemental Indenture, state the amount you elect to have purchased:

$_________

Date:

________________________________

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

Signature Guarantee:7

________________________________

7        Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A-11